JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: July 7, 2025

Pegasus Technologies Holding Ltd.

By:	/s/ Wanjun Yao
	Name:	Wanjun Yao
	Title:	Director

Pegasus Automation Global Ltd.

By:	/s/ Wanjun Yao
	Name:	Wanjun Yao
	Title:	Director

Enolios Ltd.

By:	/s/ Wanjun Yao
	Name:	Wanjun Yao
	Title:	Director

Pegasus Automation Ltd.

By:	/s/ Wanjun Yao
	Name:	Wanjun Yao
	Title:	Director
Aurora International Development Ltd.

By:	/s/ Liling Du
	Name:	Liling Du
	Title:	Director

Liling Du

By:	/s/ Liling Du

Wanjun Yao

By:	/s/ Wanjun Yao

[Signature page to joint filing agreement (TRSG 13G)]